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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                          CONTACT:
                                          CATHERINE M. BIFFIGNANI
                                          VICE PRESIDENT, INVESTOR RELATIONS
                                          314-645-6600

                                            [KV PHARMACEUTICAL logo]




FOR IMMEDIATE RELEASE

  KV PHARMACEUTICAL REPORTS RECORD REVENUES FOR FISCAL 2008 THIRD QUARTER AND
                     YEAR-TO-DATE ON A PRELIMINARY BASIS

         THIRD QUARTER REVENUES UP 38.8%, NINE-MONTH REVENUES UP 40.6%

      ETHEX REVENUE UP 57.8% FOR THIRD QUARTER, UP 65.2% FOR NINE MONTHS THER-RX REVENUE UP 16.6% FOR THIRD QUARTER, UP 15.2% FOR NINE MONTHS

St. Louis, MO, February 27, 2008 - KV Pharmaceutical Company (NYSE: KVa/KVb) today reported preliminary financial results for the third quarter and first nine months of fiscal 2008 ended December 31, 2007. The results reflected continued acceleration of revenue and profits at both the Company's branded drug subsidiary Ther-Rx Corporation, and generic/non-branded drug subsidiary ETHEX Corporation.

Net revenue, net income and diluted earnings per share amounts for both the third quarter and interim year-to-date periods are preliminary and subject to possible adjustments based upon completion of our financial statements which are being restated to reflect the outcome of a previously disclosed investigation into the Company's stock option grant practices. As previously reported, the New York Stock Exchange has granted an extension for trading of the Company's shares through March 31, 2008 required under the Exchange's rules due to the Company's delayed filing of its fiscal 2007 Annual Report on Form 10-K with the Securities and Exchange Commission. The Company expects by this date to have resolved all outstanding issues needed to make this filing and to complete its fiscal 2007 filings and restatements of previously reported results for the fiscal years 1996-2006.

THIRD QUARTER RESULTS

Net revenues for the third quarter increased 38.8% to $163.7 million, compared to $117.9 million for the third quarter of fiscal 2007. Ther-Rx net revenue grew 16.6% to $56.3 million, while ETHEX net revenues rose 57.8% to $102.2 million. ETHEX net revenue growth was positively affected by important ANDA products including the 100 mg and 200 mg strengths of Metoprolol Succinate Extended Release Tablets (generic alternative to Toprol(R) XL, Astra Zeneca) and Diltiazem HCl Extended-Release Capsules (generic alternative to Tiazac(R), Forest Laboratories).

Consolidated gross profit margin for the third quarter was 69.3%, compared with 67.4% in the year-ago period. Gross profit margin during the third quarter for ETHEX improved to 66.5%, compared to 58.9% during the third quarter of fiscal 2007, with Ther-Rx gross profit also improving to 90.2%, compared to 88.0% during the third quarter of fiscal 2007.

Net income for the quarter was $32.0 million, or $0.56 per diluted Class A share, compared to $18.5 million, or $0.33 per diluted Class A share for the third quarter of fiscal 2007.

Marc S. Hermelin, Chairman of the Board and Chief Executive Officer stated, "KV enjoyed a solid third quarter, including growth at ETHEX due to continued revenue contribution from the 100 mg and 200 mg strengths of


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Metoprolol Succinate Extended Release Tablets and our Diltiazem HCl
Extended-Release Capsules. With continuing momentum in our branded business, as well as the anticipated launch of Evamist(TM) during the fourth quarter, we expect to capitalize on our performance momentum during the remainder of fiscal 2008 and beyond."

NINE-MONTH RESULTS

Net revenue for the fiscal 2008 nine-month period improved 40.6% to $454.4 million, compared to $323.1 million for the corresponding year-ago period. For the nine months ended December 31, 2007, net income was $79.9 million, or $1.40 per diluted Class A share, compared to $40.6 million, or $0.74 per diluted Class A share, in the prior year period.

Net income for the nine-month period included a write-off of $6.5 million (net of tax) of in-process research and development costs related to the previously reported acquisition of Evamist(TM), a transdermal estradiol spray for the treatment of vasomotor symptoms associated with menopause. Excluding this write-off, earnings (non-GAAP) for the nine-month period would have been $86.4 million, or $1.51 per diluted Class A share. A reconciliation of GAAP (Generally Accepted Accounting Principles) earnings per diluted Class A share to adjusted non-GAAP earnings per diluted Class A share is presented in a table below. We believe this information is useful for understanding the changes in results between prior year and current year periods, because this write-off is a charge resulting from the Company's investment in acquiring a new product and does not directly relate to underlying operations on an ongoing basis. Earnings and earnings per diluted share for the nine months ended December 31, 2007 shown in the accompanying reconciliation are presented on a non-GAAP basis. This reconciliation may not be comparable to other companies or more useful than the GAAP presentation.

The nine-month results reflected continued strong performance by ETHEX Corporation, with net revenues up 65.2% or $111.0 million, and the $21.1 million increase in net revenues reported by Ther-Rx Corporation.

Gross profit for the recently completed nine-month period increased $106.7 million, or 50.2% over the corresponding prior year period, to $319.1 million. During the first nine months of fiscal 2008, consolidated gross margin was 70.2% compared to 65.7% for the prior year period. Gross margin for the branded business was 89.6% for the first nine months, compared to 88.3% for the prior year period. ETHEX Corporation reported that its gross margin for the first nine months of fiscal 2008 improved to 65.9%, compared to 57.5% for the corresponding period of fiscal 2007.


OPERATING REVIEW

Selling, general and administrative expenses increased $10.2 million and $24.3 million for the three-month and nine-month periods, respectively. These increases were primarily due to planned promotional expenses for branded products, as well as personnel costs related to the Company's decision to add approximately 30 sales representatives to the Ther-Rx branded specialty sales force in anticipation of the previously disclosed launch of Evamist(TM) during the fourth quarter of fiscal 2008 and the continued support of Ther-Rx's existing line of specialized women's healthcare products.

Research and development expenses of $11.3 million for the third quarter of fiscal 2008 were up $2.9 million, or 35.3% compared to the prior year period and reflected an increase of 44.7% to $32.7 million for the nine-month period.

FINANCIAL HIGHLIGHTS:

     o    40.6% increase in year-to-date net revenues
     o    50.2% increase in year-to-date gross profit
     o    96.8% increase in year-to-date net income
     o    89.2% increase in year-to-date diluted earnings per Class A Common
          Share



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BUSINESS SEGMENT HIGHLIGHTS:

THER-RX CORPORATION
-------------------

     o    15.2% revenue growth year-to-date
     o Clindesse(R) currently holds 27.9% of total prescription volume in the intra-vaginal bacterial vaginosis market, more than all other Clindomycin-based intra-vaginal products combined
     o Gynazole-1(R) remains the #1 branded prescription vaginal yeast product in the United States
     o Ther-Rx continues to be the leading provider of prescription prenatal vitamins in the United States with 42.5% of the branded prescription prenatal market
     o Repliva 21/7(TM) continues to be the fastest growing prescription oral iron supplement in the United States improving its market share by 47.2% since the end of December 2006

Net revenues for the Ther-Rx branded marketing subsidiary increased 16.6% for the quarter to $56.3 million, compared to $48.3 million for the third quarter of fiscal 2007. Net revenues increased 15.2% for the nine-month period to $159.5 million, compared to $138.5 million in the prior year period. Gross margin for the nine-month period reached 89.6% up from 88.3% for the first nine months of fiscal 2007.

Ther-Rx prescription prenatal vitamins contributed $23.2 million and $64.2 million of net revenues for the third quarter and nine months of fiscal 2008, up 4.5% and 8.5%, respectively, from the prior year periods. PrimaCare(R) brand remains the #1 filled brand among prescription prenatal vitamins in the United States. During the first nine months of fiscal 2008, the PrimaCare(R) brand captured 52.3% of the growing essential fatty acid (EFA) segment of the branded prescription marketplace, with PrimaCare(R) ONE alone capturing a 45.3% share at the end of December 2007.

Ther-Rx's anemia franchise had total prescriptions grow 4.5% for the first nine months of fiscal 2008 versus the prior year nine-month period and contributed $13.9 million and $37.9 million in net revenues in the third quarter and nine-month periods of fiscal 2008, respectively. Repliva 21/7(TM) remains the #1 branded oral iron product in the United States and reported an 81.6% increase in total prescriptions for the first nine months of fiscal 2008 compared to the prior year period.

During the third quarter, the Company's anti-infective products, Clindesse(R) and Gynazole-1(R), contributed $15.6 million of net sales. Year to date, revenues for the products were $27.8 million and $20.4 million for Clindesse(R) and Gynazole-1(R), respectively, combining for an 18.3% increase from their aggregate net revenues in the corresponding period a year ago.

The Company is prepared for the anticipated launch of Evamist(TM) during the fourth quarter of fiscal 2008. KV believes Evamist(TM), the first estradiol transdermal spray to receive U.S. Food and Drug Administration (FDA) approval, will offer therapeutic effectiveness with estradiol dosing that is among the lowest available for this indication in a manner that is also cosmetically appealing for women. Evamist(TM) targets an annual $1.3 billion estrogen replacement market (Source: IMS NSP Audit, January 2006-December 2006) where patients are seeking an effective and safe, low-dose estrogen product.

The Company believes Evamist(TM) could attain peak annual sales of approximately $125 million with gross margins consistent with those currently being achieved by Ther-Rx Corporation. The Company expects Evamist(TM) to significantly augment the women's health offerings of Ther-Rx Corporation.

ETHEX CORPORATION
-----------------

     o    65.2% net revenue growth year to date
     o Gross profit improving 89.2% through nine months of fiscal 2008, resulting in gross profit margin of 65.9%


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     o    76.4% market share of new prescriptions for the 100 mg strength and
          62.7% market share of new prescriptions for the 200 mg strength of Metoprolol Succinate Extended Release Tablets as of the end of December 2007
     o Net revenues for the 100 mg and 200 mg strengths of Metoprolol Succinate Extended Release Tablets contributed $36.4 million during third quarter of fiscal 2008 resulting in revenues for the six months since launch of $86.8 million
     o Net revenues for all six strengths of Diltiazem HCl Extended-Release Capsules (generic alternative to Tiazac(R), Forest Laboratories) contributed $6.4 million during the third quarter of fiscal 2008, up 5.0% compared to $6.1 million reported for the third quarter of fiscal 2007

Net revenues for the Company's specialty generic/non-branded business increased 57.8%, to $102.2 million for the third quarter of fiscal 2008, compared to $64.7 million for the third quarter of fiscal 2007. For the nine-month period, ETHEX reported net revenues of $281.0 million, or a 65.2% improvement over revenues of $170.1 million in the prior year period. Gross margins for the third quarter of fiscal 2008 reached 66.5%, up from 58.9% in the prior year quarter and were 65.9% year to date, compared to 57.5% last year.

Both revenue and margin growth during the quarter and nine-month period were favorably impacted by the launch of the 100 mg and 200 mg strengths of Metoprolol Succinate Extended Release Tablets, as well as growth in existing product categories, including cardiovascular and pain management.

The Company is expecting to receive approval during the fourth quarter of fiscal 2008 for its Abbreviated New Drug Applications (ANDAs) on the 25 mg and 50 mg strengths of Metoprolol Succinate Extended Release Tablets which will enable it to provide all four strengths to its customer base.

The Company remains optimistic about the potential FDA approval of significant new ANDAs from its robust internal pipeline as it moves through fiscal 2009, which are expected to beneficially impact the overall performance of its generic/non-branded marketing business.


FINANCIAL CONDITION

As of December 31, 2007, the Company held cash and marketable securities of $196.4 million. The Company is actively evaluating and pursuing acquisition and other commercial opportunities that are consistent with its strategic goals.


DISCUSSION OF AUCTION RATE SECURITIES

As of February 24, 2008 the Company held auction-rate debt securities in the aggregate principal amount of $83.9 million. The auction-rate securities are triple-A rated, long-term debt obligations secured by student loans, which are guaranteed by the U.S. Government. Liquidity for these securities has been provided by an auction process that resets the applicable interest rate at pre-determined intervals, up to 35 days. In the past, the auction process has allowed investors to obtain immediate liquidity by selling the securities at their face amounts. Current disruptions in credit markets, however, have adversely affected the auction market for these types of securities. During the week of February 11, 2008, the auctions for auction rate debt securities with a face value of $16.4 million in our portfolio failed to produce sufficient bidders to allow for successful auctions. This is the first time the Company has experienced this type of event within its portfolio of auction rate securities. We understand that the failure of auctions is broad based and not limited to those securities held by the Company. Further, the Company cannot predict how long the current imbalance in the auction market will continue. As a result, for a period of time, the Company may or may not be able to liquidate some or all of its remaining auction-rate securities prior to their maturities at prices approximating their face amounts. The Company is currently evaluating the market for these securities to determine if impairment of the carrying value of the securities has occurred due to the loss of liquidity. Impairment of the carrying value of these securities could cause us to recognize a material charge to the Company's net income for the period ending March 31, 2008 or thereafter. However, the Company believes that based on its current cash, cash equivalents and marketable securities balances of $112 million (exclusive of auction rate


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securities) and its current borrowing capacity of $290 million under its credit facility, the current lack of liquidity in the auction rate market will not have a material impact on its ability to fund its operations or interfere with the Company's external growth plans.

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expects", "aims", "believes", "projects", "anticipates", "commits", "intends", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the restatement of the Company's financial statements for fiscal periods from 1996 through 2006 and for the quarter ended June 30, 2006, as well as completion of the Company's financial statements for the second, third and fourth quarters of fiscal 2007 and for the full fiscal year ended March 31, 2007, and for the first, second and third quarters of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; (16) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission;(17) actions by NYSE Regulation, Inc. with respect to the continued listing of the Company's stock on the New York Stock Exchange; and (18) the impact of credit market disruptions on the fair value of auction rate securities that we have acquired as short-term investments.


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This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.

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         RECONCILIATION OF GAAP BASED EARNINGS AND EARNINGS PER CLASS
           A COMMON SHARE TO ADJUSTED NON-GAAP EARNINGS AND EARNINGS
     PER CLASS A COMMON SHARE FOR THE NINE MONTHS ENDED DECEMBER 31, 2007
                                  (UNAUDITED)

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                                                                                      INCOME EFFECT
                                                                                      -------------

                                                                              Per Share            Amount
                                                                              ---------            ------
Income as reported (GAAP)                                                       $1.40            $79,900,000

After-tax effect of write-off of acquired in-process research
and development                                                                 $ .11             $6,500,000

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Earnings and Earnings per Class A common share -
assuming dilution, excluding effect of acquired in-process
research and development write-off                                              $1.51            $86,400,000
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